SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 17, 2015 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed to furnish the disclosure regarding the financial statements and pro forma financial information required by Item 9.01. The Form 8-K as originally filed is hereby restated by adding the information included in Items 2.01 and 9.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 17, 2015, the Company completed the Comcast Buyout. In connection with the Comcast Buyout, the Company paid approximately $211.1 million in cash at closing and issued to Comcast a senior unsecured promissory note in the aggregate principal amount of approximately $11.9 million (the “Comcast Note”). The purchase price was funded in part by net proceeds of Refinancing Transactions (which included a New Term Loan Facility that provided for a $350.0 million five-year term loan and new senior secured borrowings). In additon, pursuant to the Purchase Agreement, Comcast received a Note in the aggregate principal amount of approximately $11.9 million as partial consideration for the acquisition of its membership interests in the Comcast Buyout. The Company now owns a 99.6% interest in TV One.

The Company previously disclosed the Comcast Buyout and related definitive agreements in a Current Report on Form 8-K, filed on February 12, 2015 and the descriptions of such definitive agreements (including the related purchase agreement), are incorporated by reference into this Item 2.01.

This Form 8-K/A amends the Form 8-K filed April 23, 2015 to include the financial information required by Item 9.01 of Form 8-K. The information previously reported in the Form 8-K filed April 23, 2015 is hereby incorporated by reference into this Form 8-K/A.

Cautionary Information Regarding Forward-Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of federal securities laws. Statements related to, among other things, the entry into the proposed ABL Facility constitute forward-looking statements. For a description of factors that may cause the Company’s actual results, performance or expectations to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in Item 1A of the Company’s 2014 Annual Report on Form 10-K and other documents of the Company’s on file with or furnished to the Securities and Exchange Commission. Any forward-looking statements made in this Current Report on Form 8-K/A are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited proforma condensed consolidated balance sheet as of December 31, 2014 and unaudited proforma condensed statement of operations for the year ended December 31, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
July 06, 2015	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer